Exhibit 10.10

AMENDMENTS
TO THE
IFT CORPORATION
DIRECTOR COMPENSATION PLAN

THE DIRECTOR COMPENSATION PLAN of IFT Corporation is hereby amended as follows:

FIRST: Section 1.2(b) is hereby amended to be and to read in its entirety as follows:

“(b) "Change in Control" means an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event as described above shall be any Change in Control that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only. In such event for the purposes hereof, no Change in Control or Ownership Change Event shall be deemed to have occurred.”

SECOND: Section 1.2(g) is hereby amended to be and to read in its entirety as follows:

“(g) “Retention Fee” means cash payment to Independent Directors (as such term is defined in the American Stock Exchange Company Guide) for serving on the Board of Directors.”

THIRD: Section 2.4 is hereby amended to be and to read in its entirety as follows:

“2.4	Cash Payment. An annual Retention Fee, payable on a quarterly basis, shall be paid by the Company to all eligible Participants under this Plan as follows:

(a)	$4,000 per annum for the first year of continuous service on the Board of Directors;

(b)	$7,000 per annum for the second year of continuous service on the Board of Directors; and

(c)	$10,000 per annum for the third year of continuous service and thereafter on the Board of Directors.”

By Order of the Board of Directors, the foregoing amendments to the Director Compensation Plan are effective July 25, 2005.

IFT CORPORATION

/s/ Sharmeen Hugue, Corporate Secretary	7/25/05
Sharmeen Hugue	Date
Corporate Secretary